SHENZHEN PENGSANGPU SOLAR INDUSTRIAL
PRODUCTS CORPORATION

Financial Statements
For The Years Ended December 31, 2007 And 2006

(With Report of Independent Registered Public Accounting Firm Thereon)

ZHONG YI (HONG KONG) C.P.A. COMPANY LIMITED

Certified Public Accountants

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Owners of
Shenzhen Pengsangpu Solar Industrial Products Corporation

We have audited the accompanying balance sheets of Shenzhen Pengsangpu Solar Industrial Products Corporation (“the Company”) as of December 31, 2007 and 2006 and the related statements of operations and comprehensive income (loss), cash flows and change in owners’ equity for the years ended December 31, 2007 and 2006. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenzhen Pengsangpu Solar Industrial Products Corporation as of December 31, 2007 and 2006 and the results of operations and cash flows for the years ended December 31, 2007 and 2006 and in conformity with accounting principles generally accepted in the United States of America.

/s/ Zhong Yi (Hong Kong) C.P.A. Company Limited

Zhong Yi (Hong Kong) C.P.A. Company Limited
Certified Public Accountants

Hong Kong, China
May 14, 2008

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$122,501	$25,912
Restricted cash	80,941	-
Accounts receivable, trade	423,137	64,678
Inventories	345,363	190,886
Net investment in sales-type leases, current	137,599	-
Prepayments and other receivables	91,180	433,323

Total current assets	1,200,721	714,799

Non-current assets:
Net investment in sales-type leases, non-current	757,662	101,565
Property, plant and equipment, net	1,312,138	57,045

Total non-current assets	2,069,800	158,610

TOTAL ASSETS	$3,270,521	$873,409

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Short-term bank loan	$806,672	$384,000
Accounts payable, trade	795,958	285,871
Deferred revenue	21,451	-
Accrued liabilities and other payables	192,007	19,245

Total current liabilities	1,816,088	689,116

Total liabilities	1,816,088	689,116

Owners’ equity:
Registered and paid-in capital	1,598,979	1,598,979
Distribution to owners	(1,190,756)	(1,291,913)
Accumulated other comprehensive income	167,717	31,891
Statutory reserve	74,508	-
Retained earnings (accumulated losses)	803,985	(154,664)

Total owners’ equity	1,454,433	184,293

TOTAL LIABILITIES AND OWNERS’ EQUITY	$3,270,521	$873,409

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2007	2006
Revenue, net:
Product sales	$136,714	$304,222
Project revenue	3,078,568	16,541
Total revenue, net	3,215,282	320,763

Cost of revenue: (exclusive of depreciation)
Cost of products	80,052	209,296
Cost of projects	1,768,651	-
Total cost of revenue	1,848,703	209,296

Gross profit	1,366,579	111,467

Operating expenses:
Depreciation	132,457	35,269
General and administrative	131,673	102,501
Total operating expenses	264,130	137,770

Income (loss) from operations	1,102,449	(26,303)

Other income (expenses):
Interest income	3,982	-
Interest expense	(73,274)	(4,199)
Total other expenses	(69,292)	(4,199)

Income (loss) before income taxes	1,033,157	(30,502)

Income tax expense	-	-

NET INCOME (LOSS)	$1,033,157	$(30,502)

Other comprehensive income:
- Foreign currency translation gain	135,826	27,971

COMPREHENSIVE INCOME (LOSS)	$1,168,983	$(2,531)

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 & 2006
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$1,033,157	$(30,502)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	132,457	35,269
Interest income from sales-type leases	(65,357)	(16,541)
Change in operating assets and liabilities:
Accounts receivable, trade	(342,382)	44,078
Inventories	(136,805)	(66,944)
Prepayments and other receivables	359,427	(392,002)
Accounts payable	474,435	176,813
Deferred revenue	20,745	-
Accrued liabilities and other payables	165,801	(19,104)
Net cash provided by (used in) operating activities	1,641,478	(268,933)

Cash flows from investing activities:
Investment in sales-type leases	(760,936)	-
Proceeds from leases receivable	65,448	15,869
Purchase of property, plant and equipment	(1,342,427)	(5,623)
Net cash (used in) provided by investing activities	(2,037,915)	10,246

Cash flows from financing activities:
Increase in restricted cash	(78,273)	-
Drawdown from short-term bank loans	1,057,746	377,596
Repayment of short-term bank loans	(674,313)	-
Contribution from (distribution to) owners	182,975	(105,727)
Net cash provided by financing activities	488,135	271,869

Effect of exchange rate changes on cash and cash equivalents	4,891	224

NET CHANGE IN CASH AND CASH EQUIVALENTS	96,589	13,406

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	25,912	12,506
CASH AND CASH EQUIVALENTS, END OF YEAR	$122,501	$25,912

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expenses	$73,274	$4,199

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
STATEMENTS OF CHANGE IN OWNERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

	Registered and paid-in capital	Distribution to owners	Accumulated other comprehensive income	Statutory reserve	(Accumulated losses) retained earnings	Total owner’s equity

Balance as of January 1, 2006	$321,446	$(121,091)	$3,920	$-	$(124,162)	$80,113

Foreign currency translation adjustment	-	-	27,971	-	-	27,971
Net loss for the year	-	-	-	-	(30,502)	(30,502)
Contribution by owners	1,277,533	(1,170,822)	-	-	-	106,711
Balance as of December 31, 2006	$1,598,979	$(1,291,913)	$31,891	$-	$(154,664)	$184,293

Contribution from owners	-	101,157	-	-	-	101,157
Foreign currency translation adjustment	-	-	135,826	-	-	135,826
Net income for the year	-	-	-	-	1,033,157	1,033,157
Transfer to statutory reserve	-	-	-	74,508	(74,508)	-
Balance as of December 31, 2007	$1,598,979	$(1,190,756)	$167,717	$74,508	$803,985	$1,454,433

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

1. ORGANIZATION AND BUSINESS BACKGROUND

Shenzhen Pengsangpu Solar Industrial Products Corporation (“the Company”) was incorporated as a limited liability company in the People’s Republic of China (“PRC”) on September 23, 1993. Its registered capital was Renminbi Yuan (“RMB”) 2,650,000 (equivalent to $321,446) and contributed by three individuals namely, Mr Renzheng Qiu, Mr Hanwen Chen and Mr Hongde Chen.

On July 13, 2006, the registered capital was approved to increase to $1,598,979 (RMB12,800,000) by an injection of additional capital of $1,277,533 (RMB10,150,000) by the existing owners and a new owner, Shenzhen Shunda Solar Energy Co., Ltd registered in the PRC.

On April 18, 2007, Shenzhen Shunda Solar Energy Co. entered an Equity Exchange Agreement to transfer its interest of 0.23% in the Company to Mr Chen Hanwen.

On May 30, 2007, Mr Hongde Chen entered an Equity Exchange Agreement to transfer his 34.77% interest in the Company to Mr Chen Hanwen.

On July 24, 2007, Mr Chen Hanwen entered an Equity Exchange Agreement to transfer his 3.33% interest in the Company to Mr Renzheng Qiu and his 28.33% interest in the Company to Mr Bin Luo, respectively.

The Company is principally engaged in the re-sale of energy-saving related heating products such as heat pipes, heat exchangers, pressure water boilers, solar energy water heaters and radiators. The Company currently operates a distribution facility in Shenzhen City, the PRC.

All the customers are located in the PRC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

●	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the year reported. Actual results may differ from these estimates.

●	Sales-type leases

The Company engages in installing energy-saving facilities and leasing the equipment facilities to customers and the Company will transfer all benefits, risks and ownership of the leased property to the customers at the end of the lease term. The Company’s investment cost in these projects is recorded as sales-type leases in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, “Accounting for Leases” and its various amendments and interpretations. The sales and cost of goods sold is recognized at the point of sales. The investment in sales-type lease consists of the sum of the total minimum lease payments receivable less unearned interest income. Unearned interest income is amortized to income over the lease term as to produce a constant periodic rate of return on the net investment in the lease. The gross investment on sales-type lease is recorded as net of unearned interest income.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

Sales-type leases are generally placed in a non-accrual status (i.e., no revenue is recognized) when payments are more than 90 days past due. Additionally, management periodically reviews the credit worthiness of all sales-type lessees with payments outstanding less than 90 days. Based upon management’s judgment, sales-type lessees with balances less than 90 days delinquent may be placed in a non-accrual status. Leases placed on non-accrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid lease payments is probable.

●	Revenue recognition

In accordance with the SEC’s Staff Accounting Bulletin No. 104, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

(a)  Product sales

The Company derives revenues from the sale of energy-saving products. The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company.

In accordance with EITF 00-10, “Accounting for Shipping and Handling Fees and Costs,” the Company records shipping and handling costs incurred for inbound and outbound freight as a component of cost of revenues.

(b) Project revenue

(i) Project revenue under multiple element arrangements

Starting from 2007, the Company also sells their products and services under a bundled sales arrangement namely energy-saving projects, which typically include design, equipment, installation, testing and maintenance components. The components of design, equipment, installation and testing are non-separable and considered as a single unit of deliverables, namely product revenue. Hence, the product and maintenance are considered separate units of accounting in the arrangement.

Revenues under these bundled arrangements are allocated considering the relative fair values of two separate deliverables: (a) product deliverable and (b) maintenance deliverable, included in the bundled arrangement based on the estimated relative fair values of each element in accordance with EITF 00-21, “Accounting for Multiple Element Revenue Arrangements” and recognized when the applicable revenue recognition criteria for each element are met.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

(ii) Maintenance service

Revenue from maintenance support for the Company’s products are deferred and recognized ratably over the term of the service period upon the acceptance of the products, which is generally 24 to 42 months. As of December 31, 2007, the unrecognized portion of revenue related to maintenance was $21,451 and was included in the Deferred Revenue caption on the balance sheets.

(iii) Project revenue under sales-type leases

In accordance with SFAS No. 13, “Accounting for Leases”, the Company recognizes interest income over the lease term so as to produce a constant rate of return on the net investment in the lease using effective interest method.

Under sales-type leases, the Company also recognizes a profit (or loss) at the beginning of the lease term. Sales revenue should be recorded for the fair value of the leased asset, or, if lower, the present value of the minimum lease payments, computed using the interest rate implicit in the lease. Cost of sales should be recorded for the carrying amount of the leased asset, less the present value of the unguaranteed residual value.

(c) Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●	Cost of revenue

Cost of revenue consists primarily of material costs, direct labor, shipping and handling fee and manufacturing overheads, which are directly attributable to the manufacture of products and the provision of the energy-saving projects.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Restricted cash

The Company maintains cash balances at an independent financial institution specializing in corporate guarantees as a pledge to the short-term bank loan.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

●	Accounts receivable and allowance for doubtful accounts

The Company carries accounts receivable at their face amounts less an allowance for doubtful accounts. On a regular basis, an allowance for uncollectible receivables is established and determined based upon past transaction history with customers, customer payment practices and economic conditions. Actual collection experience may differ from the current estimate of net receivables. A change to the allowance for uncollectible amounts may be required if a future event or other change in circumstances results in a change in the estimate of the ultimate collectibility of a specific account. The Company does not require collateral for the accounts receivable balances. As of December 31, 2007 and 2006, the Company has determined that no allowance for doubtful accounts is required.

●	Inventories

Inventories consist primarily of finished goods, work in process and raw materials and are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Allowance for slow-moving and obsolescence is an estimate amount based on an analysis of current business and economic risks, the duration of the inventories held and other specific identifiable risks that may indicate a potential loss. The allowance is reviewed regularly to ensure that it adequately provides for all reasonable expected losses. As of December 31, 2007 and 2006, the Company has determined that no allowance for obsolescence is required.

●	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value

Plant and machinery	5 years	5%
Office equipment	5 years	5%
Motor vehicles	5 years	5%

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statements of operations.

●	Valuation of long-lived assets

In accordance with SFAS No. 144,“Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews its long-lived assets, including property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment as of December 31, 2007 or 2006.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

●	Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during the year from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of owners’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statements of operations and comprehensive income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

The Company also adopts the provisions of the Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. The Company adopted FIN 48 and has determined that the adoption did not have an impact on the Company’s financial position, results of operations, or cash flows.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States dollar (“US$”). The Company maintains its books and records in its local currency, Renminbi Yuan (“RMB”), which is functional currency as being the primary currency of the economic environment in which these entities operate.

In general, assets and liabilities are translated into US$, in accordance with SFAS No. 52, “Foreign Currency Translation”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of changes in owners’ equity.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective year:

	2007	2006

Year-end RMB:US$ exchange rate	7.314	7.813
Average rates RMB:US$ exchange rate	7.563	7.945

●	Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the statements of operations and comprehensive income as and when the related employee service is provided.

●	Advertising expenses

The Company expenses advertising costs as incurred in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 93-7,“Reporting for Advertising Costs”. The Company incurred $12,422 and $0 advertising expenses for each of the years ended December 31, 2007 and 2006, respectively.

● Research and development costs

Research and development costs are expensed as incurred and consist mainly of labor cost incurred in the development of new products, new applications, new features or enhancements for existing products or applications. The Company incurred $9,520 and $3,272 for the years ended December 31, 2007 and 2006.

●	Product warranty

Under the terms of the contracts, the Company provides a product warranty on the equipment to its customers for a period of twelve months upon the completion of installation at the Company’s expense. The Company has not experienced any material returns where it was under obligation to honor this standard warranty provision. As such, no reserve for product warranty has been provided in the statements of operations for the years ended December 31, 2007 and 2006.

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

●	Segment reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in two reportable business segments: Sales of products and Energy-saving projects (including sales-type leases). All the customers are located in the PRC.

●	Fair value of financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily include cash and cash equivalents, restricted cash, trade accounts receivable, inventories, investment in sales-type leases, prepayments and other receivables, short-term bank loan, trade accounts payable, deferred revenue, accrued liabilities and other payable.

As of the balance sheet date, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

●	Recently issued accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company believes that SFAS 159 should not have a material impact on the financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Company engages in will be recorded and disclosed following existing GAAP until January 1, 2009. The Company expects SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. The Company is still assessing the impact of this pronouncement.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements--An Amendment of ARB No. 51, or SFAS No. 160" ("SFAS No. 160"). SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes that SFAS No. 160 should not have a material impact on the financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161 ("SFAS No. 161"), "Disclosures about Derivative Instruments and Hedging Activities". SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

3. ACCOUNTS RECEIVABLE, TRADE

The majority of the Company’s sales are on credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, no allowances for doubtful accounts were provided for the years ended December 31, 2007 and 2006.

4. INVENTORIES

Inventories consisted of the following:

	As of December 31,
	2007	2006

Raw materials	$94,308	$127,177
Finished goods	141,663	33,837

	$345,363	$190,886

For the years ended December 31, 2007 and 2006, the Company recorded no allowance for obsolete inventories and write-offs.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

5. PREPAYMENTS AND OTHER RECEIVABLES

A summary of prepayments and other receivables was:

	As of December 31,
	2007	2006

Prepayments	$54,936	$-
Value added tax receivable	20,904	-
Deposits to vendors	8,347	424,440
Advance to employees	6,993	-
Other receivables	-	8,883
	$91,180	$433,323

6.  INVESTMENT IN SALES-TYPE LEASES

The Company engages in installing energy-saving facilities and leasing the equipment facilities to customers under sales-type leasing arrangement.

As of December 31, 2007, the components of the lease receivable, net, are as follows:

Gross minimum lease receivables	$2,112,360
Estimated residual value of leased assets	36,574
Less: unearned interest income	(1,253,673)

Net investment in sales-type leases	895,261
Less: current portion	(137,599)

Net investment in sales-type leases, non-current	$757,662

As of December 31, 2007, the future minimum rentals to be received on non-cancelable sales-type leases are as follows:

Years ending December 31,
2008	137,599
2009	137,599
2010	137,599
2011	137,599
2012	137,599
Thereafter	1,424,365
$2,112,360

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of December 31,
	2007	2006

Plant and machinery	$1,310,877	$-
Office equipment	79,183	47,633
Motor vehicles	145,184	145,184
Foreign translation difference	65,775	6,445
	1,601,019	199,262

Less: accumulated depreciation	270,587	138,130
Less: foreign translation difference	18,294	4,087
Net book value	$1,312,138	$57,045

Depreciation expense for the years ended December 31, 2007 and 2006 were $132,457 and $35,269, respectively.

8. SHORT-TERM BANK LOAN

As of December 31, 2007, the short-term bank loan is as follows:

The Company has a short-term bank loan of $54,690 with an independent financial institution in the PRC, which is secured with interest rate at 6.63% per annum payable quarterly, with principle due July 19, 2008. It was pledged by the accounts receivable of the Company.

The Company has a short-term bank loan of $205,086 with an independent financial institution in the PRC, which is secured with interest rate at 6.57% per annum payable quarterly, with principle due June 29, 2008. It is personally guaranteed by the owner, Mr Renzheng Qiu of the Company.

The Company has a short-term bank loan of $546,896 with an independent financial institution in the PRC, which is secured with interest rate at 6.75% per annum payable quarterly, with principle due October 12, 2008. It is personally guaranteed by the owner, Mr Chen Hanwen of the Company.

As of December 31, 2006, the short-term bank loan is as follows:

The Company has a short-term bank loan of $384,000 with an independent financial institution in the PRC, which is secured with interest rate at 7.3% per annum payable quarterly, with principle due September 27, 2007. It is personally guaranteed by the owner, Mr Chen Hanwen and Mr Renzheng Qiu of the Company.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

9. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following:

	As of December 31,
	2007	2006

Business tax payable	$93,751	$-
Customer deposits	56,492	-
Welfare payable	23,128	209
Salary payable	13,132	16,941
Government levy payable	4,212	2,095
Other payable	1,292	-
	$192,007	$19,245

10.  OWNERS’ EQUITY

In accordance with the Company’s Articles of Association, the registered capital of the Company was $321,446 (approximately RMB2,650,000) and contributed by three individuals namely, Mr Renzheng Qiu, Mr Hanwen Chen and Mr Hongde Chen at its inception.

On July 13, 2006, the registered capital was approved to increase to $1,598,979 (RMB12,800,000) by an injection of additional capital of $1,277,533 (RMB10,150,000) by the existing owners and a new owner, Shenzhen Shundeng Solar Energy Co., Ltd registered in the PRC.

On April 18, 2007, Shenzhen Shunda Solar Energy Co. entered an Equity Exchange Agreement to transfer its interest of 0.23% in the Company to Mr Chen Hanwen.

On May 30, 2007, Mr Hongde Chen entered an Equity Exchange Agreement to transfer his 34.77% interest in the Company to Mr Chen Hanwen.

On July 24, 2007, Mr Chen Hanwen entered an Equity Exchange Agreement to transfer his 3.33% interest in the Company to Mr Renzheng Qiu and his 28.33% interest in the Company to Mr Bin Luo, respectively.

As of December 31, 2007, the ultimate owners of the Company were Mr Renzheng Qiu, Mr Chen Hanwen and Mr Bin Luo.

11. DISTRIBUTION TO OWNERS

As of December 31, 2006, the distribution amount to owners, Mr Renzheng Qiu, Mr Chen Hanwen and Mr Bin Luo totaled, $1,291,913.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

As of December 31, 2007, the distribution amount owners, Mr Renzheng Qiu, Mr Chen Hanwen and Mr Bin Luo totaled, $1,190,756.

12. INCOME TAXES

The Company is subject to taxes in the PRC. Pursuant to the PRC Income Tax Laws, the Company is generally subject to corporate income tax (“CIT”) at a statutory rate of 33% (30% national income tax plus 3% local income tax). Since the Company is registered and operates in Shenzhen, the PRC and is recognized as “Manufacturing Enterprise Located in Special Economic Zone”, it is entitled to CIT at a preferential tax rate of 15%.

On July 25, 2006, the Company was classified as an Advanced Technology Enterprise in the PRC. The Company is exempted from CIT for the first two profit making years and then the CIT is reduced to 15% in the following three years.

The Company was exempted from CIT due to cumulative tax losses for the year ended December 31, 2006.

As of December 31, 2006, the Company has approximately $142,169 of cumulative tax losses which can be carried forward indefinitely to offset future taxable income. The deferred tax assets for the Company as of December 31, 2006 consisted mainly of tax losses and for which a full valuation allowance has been provided, as the losses were fully utilized in 2007 without a tax reductive benefit to the Company due to the exemption from CIT under the tax concession policy for an Advanced Technology Enterprise.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes stated in the statements of operations for the years ended December 31, 2007 and 2006 is as follows:

	Years ended December 31,
	2007	2006

Income (loss) before income taxes	$1,033,157	$(30,502)
Statutory income tax rate	33%	33%
	340,942	(10,066)
Add: Items not subject to tax purpose
- Net operating losses carryforwards	(46,916)	(1,809)
- Provisions and accrued liabilities	(31,221)	11,875
- Deferred revenue	6,846	-
- Effect from tax holiday	(269,651)	-
Income tax expenses	$-	$-

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008. The Company is entitled to tax concession policy for an Advanced Technology Enterprise and its ultimate applicable effective tax rate in 2008 and beyond will depend on many factors, including but not limited to whether certain of its legal entity will be subject to a transitional policy under the Corporate Income Tax Law, whether the Company can continue to enjoy the unexpired tax holidays.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

The following table sets forth the significant components of the aggregate net deferred tax assets of the Company as of December 31, 2007 and 2006:

	As of December 31,
	2007	2006
Deferred tax assets:
Net operating loss carry forwards	$-	$46,916
Less: valuation allowance	-	(46,916)
Net deferred tax assets	$-	$-

13. RELATED PARTY TRANSACTIONS

For the period from January 1, 2005 to July 31, 2007, Mr. Chen Hanwen and Mr. Renzheng Qiu, the owners of the Company maintained the office premises and provided office services without charge to the Company. The imputed rent expense at its current market fair value for the years ended December 31, 2007 and 2006 were not significant.

On February 2, 2007, Shenzhen Shunda Solar Energy Co., the former owner of the Company sold the plant and machinery to the Company at the market fair value of $698,108, equivalent to RMB 5,280,000, at a cash consideration in a normal course of business.

14. CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of the Company are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions provided for such employee benefits were $24,625 and $9,555 for the years ended December 31, 2007 and 2006, respectively.

15. STATUTORY RESERVE

Under the PRC Law, the Company is required to make appropriations to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the years ended December 31, 2007 and 2006, appropriation of $74,508 and $0 were made respectively.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

16. SEGMENT INFORMATION - BUSINESS SEGMENTS

The Company currently operates in two principal business segments: (i) sale of components, (ii) provision of energy-saving projects. The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company had no inter-segment sales for the years ended December 31, 2007 and 2006. The Company’s reportable segments are strategic business units that offer different products and services.

Summarized financial information that is directly attributable to the Company’s reportable segments is shown in the following table for the year ended December 31, 2007:

	Sale of products	Energy-saving projects	Total

Revenue, net	$136,714	$3,078,568	$3,215,282
Cost of revenue	80,052	1,768,651	1,848,703
Gross profit	$56,662	$1,309,917	$1,366,579

Summarized financial information that is directly attributable to the Company’s reportable segments is shown in the following table for the year ended December 31, 2006:

	Sale of products	Energy-saving projects	Total

Revenue, net	$304,222	$16,541	$320,763
Cost of revenue	209,296	-	209,296
Gross profit	$94,926	$16,541	$111,467

For the years ended December 31, 2007 and 2006, all assets and operating facilities are located in the PRC.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

17. CONCENTRATION AND RISK

(a) Major customers

The customers who account for 10% or more of revenue are presented as follows:

	Year ended December 31, 2007		December 31, 2007
	Revenue	Percentage of revenue	Accounts receivable

Customer A	$737,385	23%	$-
Customer B	288,276	9%	136,724
Customer C	264,838	8%	-
Customer D	264,086	8%	14,629

	1,554,585	48%	151,353

	Year ended December 31, 2006		December 31, 2006
	Revenue	Percentage of revenue	Accounts receivable

Customer E	$69,226	22%	$-
Customer F	50,346	16%	-
Customer G	44,053	14%	-
Customer H	41,493	13%	-
Customer I	37,760	11%	-

	$242,878	76%	$-

(b) Major vendors

The vendors who account for 10% or more of purchases are presented as follows:

	Year ended December 31, 2007		December 31, 2007
	Purchases	Percentage of purchases	Accounts payable

Vendor A	$355,483	21%	$39,787
Vendor B	177,741	11%	-
Vendor C	175,006	11%	39,434

Total:	$708,230	43%	$79,221

	Year ended December 31, 2006		December 31, 2006
	Purchases	Percentage of purchases	Accounts payable

Vendor A	$51,955	18%	$18,276
Vendor C	92,972	31%	35,410
Vendor D	46,486	16%	64,342
Vendor E	42,384	14%	-

Total:	$233,797	79%	$118,028

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

(c) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable and sales-type leases. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(d)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from short-term borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the year-end, all of borrowings were at fixed rates.

(e)  Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If the RMB depreciates against the US$, the value of the RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

18. SUBSEQUENT EVENTS

On January 9, 2008, the Company entered into an Equity Purchase Agreement and a Complementary Agreement (the “Agreements”) with Beijing Deli Solar Technology Development Co., Ltd, a wholly-owned subsidiary of China Solar and Clean Energy Solutions, Inc., a company organized under the laws of the State of Nevada and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “CSOL”. Pursuant to the Agreements, China Solar and Clean Energy Solutions, Inc. agreed to purchase 100% equity interest in the Company for a cash consideration of RMB19 million (equivalent to US$2,588,203) and also agreed to purchase the Company’s trademarks and other intangible assets at an appraisal value of RMB20 million.